UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 W. Foothill Blvd.

Suite #12

Upland, CA 91786

(Address of principal executive offices, including zip code)

(801) 810-9888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2012, Sustainable Environmental Technologies Corporation, a California corporation, through its wholly owned subsidiary ProWater, LLC, a Colorado limited liability company (collectively referred to herein as the "Company” including the terms "we", “our” and "us") entered into an Asset Purchase Agreement (“APA”) with PWCO, LLC, a Colorado limited liability company (“PWCO”) an entity in part owned by two of our directors.

Pursuant to the terms of the APA, we shall contribute the assets of our partially developed well in Cartwright, North Dakota (the “Cartwright Well”), our exploratory stage well in Williston, North Dakota (the “Williston Well”), and our ProWater Centerline SWD Technology (the Cartwright Well, the Williston Well, and the Centerline SWD System shall collectively be referred to herein as the “Projects”) to PWCO in exchange for 35% ownership in PWCO. PWCO will then be responsible for the assumption of all of the debt of the Projects and the completion of the Projects, including but not limited to building of the wells and the registration of intellectual property.

By entering into the APA, as part of a series of transactions, which shall collectively be termed the “Project Finance Transaction”, we will leverage PWCO’s $2,000,000 revolving line of credit and subsequent project finance investment capital up to $6,000,000 to complete and develop the Projects without diluting our shareholders. While the APA and Project Finance Transaction are transactions, in which two of our directors have a material financial interest, it does not require shareholder approval however our Board of Directors has elected to seek such additional approval at our Annual Meeting of Shareholders.

The APA includes all customary representations, warranties and covenants; however, the APA and the Project Finance Transaction will only close, and thus become effective, if our shareholders vote in favor of such transactions at the Annual Meeting of Shareholders. As discussed in detail in the APA, the APA will terminate upon the following events: i) the shareholders vote against the APA and the Project Finance Transaction; ii) if there is mutual consent of to terminate; or iii) or if there has been a misrepresentation or a breach of the warranties of the APA by us or PWCO before the closing of the APA.

Because we need immediate funding to continue the growth of the Projects, we may transfer some or all of the assets of the Projects before the Annual Meeting of the Shareholders. Thus, if the shareholders vote against the APA and the Project Finance Transaction at the Annual Meeting of Shareholders, the APA provides us with the right to appoint an appraiser who will determine the fair market value of the assets of the Projects as of the date of the Shareholder vote against the APA and the Project Finance Transaction. Once that determination is made by the appraiser, we can choose to either sell the assets of the Projects to PWCO at the fair market value as of the date of the shareholder vote against the APA and the Project Finance Transaction, or we may choose to have the assets of the Projects transferred back to us and then pay to PWCO the difference between fair market value of the transferred assets of the Project at the time of the vote against the APA and the Project Finance Transaction and the fair market value of the assets of the Projects as of September 17, 2012. In addition, if the aforementioned transactions result in a shortfall to us or PWCO, we can enter into any other additional transactions to cure any such shortfalls.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/ Robert Glaser
Robert Glaser, Chief Executive Officer

Dated: September 19, 2012

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